UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material under §240.14a-12

The Walt Disney Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On January 3, 2024, The Walt Disney Company issued the following press release:

STATEMENT FROM THE WALT DISNEY COMPANY

BURBANK, Calif., January 3, 2024 – The Walt Disney Company (NYSE: DIS) confirmed today that Blackwells Capital LLC, together with its affiliates (collectively, “Blackwells”), has provided notice of its intent to nominate three individuals for election to the Company’s Board of Directors at the 2024 Annual Meeting of Shareholders.

Disney has an experienced, diverse, and highly qualified Board that is focused on the long-term performance of the company, strategic growth initiatives including the ongoing transformation of its businesses, the succession planning process, and increasing shareholder value.

The Governance and Nominating Committee, which evaluates director nominations, will review the proposed Blackwells nominees and provide a recommendation to the Board as part of its governance process.

The Company expects to file preliminary materials with respect to the 2024 Annual Meeting of Shareholders with the Securities and Exchange Commission (“SEC”), which will include the Board’s recommended slate of director nominees. Disney shareholders are not required to take any action at this time.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations, plans, strategies, business or financial prospects or outlook; future shareholder value, business position, restructuring or transformation; and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements.

Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives or other business decisions, as well as from developments beyond the Company’s control, including: the occurrence of subsequent events; further deterioration in domestic or global economic conditions or failure of conditions to improve as anticipated; deterioration in or pressures from competitive conditions; health concerns and their impact on our businesses and productions; international, political or military developments; regulatory or legal developments; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; our expected benefits of the composition of the Board; demand for our products and services; the performance of the Company’s content; our ability to create or obtain desirable content at or under the value we assign the content; the advertising market for programming; income tax expense; and performance of some or all Company businesses either directly or through their impact on those who distribute our products.

Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, including under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, and subsequent filings with the Securities and Exchange Commission, including, among others, quarterly reports on Form 10-Q.

Additional Information and Where to Find It

The Company intends to file with the SEC a proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for the 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company’s website at www.thewaltdisneycompany.com.

Participants

Disney, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Disney. Information about Disney’s executive officers and directors is available in Disney’s Annual Report on Form 10-K for the year ended September 30, 2023, which was filed with the SEC on November 21, 2023, and in its proxy statement for the 2023 Annual Meeting of Shareholders, which was filed with the SEC on February 13, 2023, and in its Current Reports on Form 8-K filed with the SEC on March 13, 2023, April 20, 2023, June 15, 2023, July 12, 2023, November 6, 2023, November 29, 2023 and December 22, 2023. To the extent holdings by our directors and executive officers of Disney securities reported in the proxy statement for the 2023 Annual Meeting or in such Form 8-K have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Contacts:

David Jefferson
Corporate Communications
(818) 560-4832
david.j.jefferson@disney.com

Mike Long
Corporate Communications
(818) 560-4588
mike.p.long@disney.com

Steve Lipin
Gladstone Place Partners
(212) 230-5930
slipin@gladstoneplace.com